                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contacts:

At Financial Relations Board
Amy Cozamanis                 Laurie Berman
Investor/Analyst Contact      General Inquiries
(310) 854-8314                (310) 854-8315


                AEHR TEST SYSTEMS REPORTS SECOND QUARTER
                         RESULTS FOR FISCAL 2005

Fremont, CA (January 6, 2005) -- Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the second quarter of fiscal 2005 ended November 30, 2004.

Net sales increased 33 percent in the second quarter of fiscal 2005 to $4.8 million, compared with $3.6 million in the second quarter of fiscal 2004. The Company's net loss improved to $599,000, or $0.08 per diluted share, in the second quarter of fiscal 2005, compared with a net loss of $949,000, or $0.13 per diluted share, in the same period of the prior year.

"Our financial results were in line with our expectations, and we are pleased with our bottom line improvement," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "As anticipated, gross margins were higher this quarter than the prior quarter, because most of the pass-through products associated with a previous large order of MTX-Fp+ systems were shipped in the first quarter of the fiscal year. Earlier today, we announced a new MTX-Fp+ system order from a leading producer of advanced memory modules. The customer chose our product because of its outstanding reliability and ability to burn-in and functionally test more than 12,000 devices simultaneously.

"Additionally, we're seeing continued strong interest in our FOX(TM) wafer level burn-in products. This interest is driven by demand for reliable bare die for multi-die stacked packages for mobile applications," continued Mr. Posedel. "We believe that Aehr Test will benefit from this new market opportunity during calendar 2005, and hope to receive orders from new customers for our innovative FOX family of wafer level test and burn-in products."

Net sales increased 38 percent in the first six months of fiscal 2005 to $10.7 million, compared with $7.8 million in the first six months of fiscal 2004. The Company posted a net loss of $1.9 million, or $0.26 per diluted share, in the first six months of fiscal 2005, compared with a net loss of $1.8 million, or $0.25 per diluted share, in the same period of the prior fiscal year.

                                    -more-

Aehr Test Systems Reports Second Quarter Results for Fiscal 2005
January 6, 2005
Page 2 of 4

At November 30, 2004, cash, short-term investments and long-term investments were $11.2 million, compared to $11.8 million at the end of fiscal 2004 and $10.9 million at the end of the first quarter of fiscal 2005. Aehr Test closed the second quarter of fiscal 2005 with no outstanding debt and shareholders' equity of $20.3 million, or $2.73 per share.

"Our fiscal third quarter net sales should show improvement over the third quarter in the prior fiscal year," said Gary Larson, vice president and chief financial officer of Aehr Test Systems. "However, because of the recent slowdown in our industry, we are anticipating a significant decline in net sales compared with the second quarter of fiscal 2005."

MANAGEMENT CONFERENCE CALL
Management of Aehr Test will host a conference call and webcast today, Thursday, January 6, 2005 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's fiscal 2005 second quarter results. The conference call will be accessible live via the Internet at www.aehr.com. Please go to the website at least fifteen minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days.

ABOUT AEHR TEST SYSTEMS
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAM and logic integrated circuits and has an installed base of more than 2,000 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX, MAX3 and MAX4 systems, and the DiePak(R) carrier. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die.
For more information, please visit the Company's website at www.aehr.com.

SAFE HARBOR STATEMENT
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding industry growth and customer demand for Aehr Test's products as well as projections regarding Aehr Test's future financial performance. Actual results may vary from projected results. These risks and uncertainties include, without limitation, economic conditions in Asia and elsewhere, world events, acceptance by customers of the FOX, MTX, MAX and DiePak technologies, acceptance by customers of products shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, the Company's development and manufacture of a commercially successful wafer-level test and burn-in system, and the potential emergence of alternative technologies, which could adversely affect demand for Aehr Test's products in calendar year 2005. See Aehr Test's most recent 10-K and 10-Q reports filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                          [Financial Tables to Follow]

                                    -more-

Aehr Test Systems Reports Second Quarter Results for Fiscal 2005
January 6, 2005
Page 3 of 4

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                      (Unaudited)

                                                    Three Months Ended     Six Months Ended
                                                       November 30,          November 30,
                                                   ---------- ---------- ---------- ----------
                                                      2004       2003       2004       2003
                                                   ---------- ---------- ---------- ----------
Net sales......................................        $4,790     $3,593    $10,726    $ 7,762
Cost of sales..................................         3,302      2,251      8,171      4,794
                                                   ---------- ---------- ---------- ----------
Gross profit...................................         1,488      1,342      2,555      2,968
                                                   ---------- ---------- ---------- ----------
Operating expenses:
  Selling, general and administrative..........         1,115      1,269      2,547      2,783
  Research and development.....................           992      1,139      2,017      2,358
                                                   ---------- ---------- ---------- ----------
    Total operating expenses...................         2,107      2,408      4,564      5,141
                                                   ---------- ---------- ---------- ----------
Loss from operations...........................          (619)    (1,066)    (2,009)    (2,173)

Interest income................................            32         34         56        270
Other income, net..............................           172         98        196        161
                                                   ---------- ---------- ---------- ----------
Loss before income taxes.......................          (415)      (934)    (1,757)    (1,742)

Income tax expense.............................           184         15        166         15
                                                   ---------- ---------- ---------- ----------
Net Loss.......................................        $ (599)    $ (949)   $(1,923)   $(1,757)
                                                   ========== ========== ========== ==========

Net loss per share
    Basic......................................        $(0.08)    $(0.13)   $ (0.26)   $ (0.25)
    Diluted....................................        $(0.08)    $(0.13)   $ (0.26)   $ (0.25)

Shares used in per share calculation:
    Basic......................................         7,412      7,181      7,402      7,169
    Diluted....................................         7,412      7,181      7,402      7,169


                                              -more-

Aehr Test Systems Reports Second Quarter Results for Fiscal 2005
January 6, 2005
Page 4 of 4

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands, except per share data)

                                                           November 30       May 31,
                                                               2004           2004
                                                           (Unaudited)
                                                           -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................         $ 6,638        $ 4,641
  Short-term investments .............................           4,217          5,892
  Accounts receivable.................................           2,872          4,205
  Inventories ........................................           7,041          7,989
  Prepaid expenses and other .........................             446            492
                                                           -----------    -----------
      Total current assets ...........................          21,214         23,219

Property and equipment, net ..........................           1,288          1,289
Long-term investments ................................             311          1,292
Goodwill .............................................             274            274
Other assets, net ....................................             735            738
                                                           -----------    -----------
      Total assets ...................................         $23,822        $26,812
                                                           ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................         $   737        $ 1,838
  Accrued expenses ...................................           1,960          2,100
  Deferred revenue ...................................             484            337
                                                           -----------    -----------
      Total current liabilities ......................           3,181          4,275

Deferred revenue .....................................              26             26
Deferred lease commitment ............................             315            307
                                                           -----------    -----------
      Total liabilities ..............................           3,522          4,608
                                                           -----------    -----------
Shareholders' equity:
  Common stock, $.01 par value outstanding:
    7,425 and 7,389 shares at November 30, 2004
    and May 31, 2004, respectively....................              74             74
  Additional paid-in capital .........................          37,407         37,322
  Accumulated other comprehensive income..............           1,313          1,379
  Accumulated deficit ................................         (18,494)       (16,571)
                                                           -----------    -----------
      Total shareholders' equity .....................          20,300         22,204
                                                           -----------    -----------
      Total liabilities and shareholders' equity .....         $23,822        $26,812
                                                           ===========    ===========

                                          # # #